EXHIBIT 99.1

City National Corp.'s Third-Quarter 2007 Net Income Grows to $60.1 Million, or $1.22 Per Share

Average Loans Grow 12 Percent to Record $11.2 Billion

LOS ANGELES , Oct. 17, 2007 (PRIME NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported third-quarter 2007 net income of $60.1 million, or $1.22 per share, up from $59.0 million, or $1.20 per share, for the third quarter of 2006.

Year to date, City National has earned $175.8 million, or $3.56 per share, on revenue of $675.1 million. In the first three quarters of 2006, the company earned net income of $175.0 million, or $3.47 per share, on revenue of $633.4 million. Earnings per share grew 3 percent from the first three quarters of 2006.

THIRD-QUARTER HIGHLIGHTS

 * City National's third-quarter average loan balances grew to a record $11.2 billion, up 12 percent from the third quarter of 2006.

 * Average deposits were $12.4 billion, up 5 percent from the third quarter of 2006. Average core deposits were $10.4 billion, also up
   5 percent.

 * Noninterest income grew to $81.2 million, a 26 percent increase from the third quarter of 2006, and now accounts for 35 percent of
   City National's total revenue.

 * Assets under direct management amounted to $37.1 billion, a
   37 percent increase from the third quarter of 2006. Assets under management or administration grew 23 percent to $59.2 billion.

 * The company required no provision for credit losses and remained adequately reserved at 1.36 percent of total loans.

 * City National's third-quarter return on average equity was
   14.69 percent and its return on average assets was 1.53 percent.

"City National's solid third-quarter performance in a more challenging economic environment underscores the fundamental strength and focus of our business," said President and Chief Executive Officer Russell Goldsmith. "Loans and revenue from wealth management, cash management and international services grew at double-digit rates. Deposits were stable and expense growth was moderate, taking into account our two recent acquisitions. Credit quality continued to hold up reasonably well despite the softness in the home-building sector of the economy. City National's consistent performance in this quarter also reflects the fact that it does not have any subprime mortgages or subprime CDOs in our loan or securities portfolios."

                        For the three months ended   For the
                             September 30,         three months
                        --------------------------    ended
 Dollars in millions,                         %      June 30,     %
 except per share        2007      2006     Change     2007     Change
 --------------------- ---------- --------- ------- ----------  ------
 Earnings Per Share  $    1.22  $    1.20     2    $    1.19      3
 Net Income               60.1       59.0     2         59.2      2
 Average Assets       15,595.0   14,544.6     7     15,452.6      1
 Return on Average
  Assets                  1.53%      1.61%   (5)        1.54%    (1)
 Return on Average
  Equity                 14.69      16.30   (10)       14.79     (1)

ASSETS

Total assets at September 30, 2007 were $15.5 billion, up 6 percent from one year ago, primarily due to City National's loan growth as well as the February 28, 2007 acquisition of Business Bank of Nevada.

REVENUE

Third-quarter revenue totaled $235.0 million, up 10 percent from the third quarter of 2006, due principally to the company's May 1, 2007 acquisition of Convergent Wealth Advisors, as well as the Business Bank of Nevada acquisition.

NET INTEREST INCOME

Fully taxable-equivalent net interest income reached $158.1 million in the third quarter of 2007, compared with $152.8 million for the same period last year. Fully taxable-equivalent net interest income in the second quarter of 2007 was $157.4 million.

Lending activity continued to grow in the third quarter. Average loan balances reached $11.2 billion, up 12 percent from one year ago and 2 percent from the second quarter of 2007.

Average commercial loans increased 18 percent from the same period last year and 1 percent from the second quarter of 2007. Average commercial real estate and construction loans together were up 8 percent from the third quarter of 2006 and 2 percent from the second quarter of this year. Average single-family residential mortgage lending rose 9 percent from one year ago and 3 percent from the second quarter of 2007. (City National does not make subprime or option adjustable rate mortgage loans.)

Average securities totaled $2.8 billion in the third quarter of 2007, down $413 million from one year ago and $113 million from the second quarter of 2007. The average duration of total available-for-sale securities at September 30, 2007 was 3.4 years, compared with 3.3 years at the end of the third quarter of 2006.

At September 30, 2007, the bank's prime rate was 7.75 percent, 50 basis points lower than it was at both September 30, 2006 and June 30, 2007.

                        For the three months ended   For the
                              September 30,         three months
                        --------------------------    ended
                                             %       June 30,    %
 Dollars in millions     2007      2006    Change     2007     Change
 ------------------- ------------ ------- ------- ----------   ------
 Average Loans       $11,191.1  $10,013.1    12    $11,010.9      2
 Average Total
  Securities           2,831.7    3,244.9   (13)     2,945.1     (4)
 Average Earning
  Assets              14,199.6   13,368.9     6     14,129.5      0
 Average Deposits     12,442.2   11,905.2     5     12,569.9     (1)
 Average Core
  Deposits            10,388.0    9,905.8     5     10,503.4     (1)
 Fully Taxable-
  Equivalent
  Net Interest Income    158.1      152.8     4        157.4      0
 Net Interest Margin      4.42%      4.53%   (2)        4.47%    (1)

City National's third-quarter net interest margin was 4.42 percent, compared with 4.53 percent during the same period last year and 4.47 percent in the second quarter of 2007. The 5 basis-point decline from the second quarter of this year was due primarily to loan growth and a decline in demand deposits related to the title and escrow business.

Average deposits totaled $12.4 billion, an increase of 5 percent from the third quarter of 2006 due primarily to the acquisition of Business Bank of Nevada as well as the growth of interest-bearing and time deposits. Average deposits were down 1 percent from the second quarter of this year.

Average noninterest-bearing deposits fell 3 percent from the third quarter of 2006 and 1 percent from the second quarter of this year, due to a decline in title and escrow deposit balances. Excluding title and escrow balances, noninterest-bearing deposits increased 1 percent from both the prior year and the prior quarter.

With the slowdown in housing sales, third-quarter title and escrow deposit balances averaged $1.18 billion, compared with $1.25 billion in the third quarter of 2006 and $1.26 billion in the second quarter of this year.

NONINTEREST INCOME

Noninterest income reached $81.2 million in the third quarter of 2007, a 26 percent increase from the same period one year ago. Excluding the second-quarter acquisition of Convergent Wealth Advisors and the previously disclosed disposition of another investment affiliate in the fourth quarter of last year, third-quarter noninterest income grew 15 percent from the same period in 2006.

At September 30, 2007, noninterest income accounted for 35 percent of City National's total revenue for the first time, up from 30 percent at September 30, 2006.

Wealth Management

City National's assets under management or administration grew to a record $59.2 billion in the third quarter. As a result, trust and investment fees increased 25 percent over the same time last year. Third-quarter brokerage and mutual fund fees grew 19 percent from the third quarter of 2006.

                     At or for the three months   At or for the
                         ended September 30,      three months
                     --------------------------      ended
                                             %      June 30,      %
 Dollars in millions     2007      2006    Change     2007      Change
 ------------------- ------------ ------- ------- ----------   ------

 Trust and Investment
 Fee Revenue         $    37.5  $    30.0    25    $    34.8      8
 Brokerage and
  Mutual Fund Fees        15.5       13.1    19         14.0     11
 Assets Under
  Management (1)      37,145.2   27,168.0    37     35,849.9      4
 Total Assets
  Under Management or
  Administration (1)  59,243.5   48,275.7    23     57,328.6      3

 (1) Excludes $12.1 billion, $7.8 billion, and $10.5 billion of assets under management for an asset manager in which City National held a minority ownership interest as of September 30, 2007,
     September 30, 2006, and June 30, 2007, respectively.

Other Noninterest Income

Fee income from foreign exchange services and letters of credit grew 17 percent from the third quarter of 2006 and 6 percent from the second quarter of this year.

Income from cash management and deposit transaction fees rose 10 percent from the third quarter of last year and 4 percent from the second quarter of 2007, due largely to an increase in sales to new and existing clients.

Other service charges and fees were $7.3 million in the third quarter of 2007, up $1.1 million from one year ago.

The gain on sale of other assets was due largely to a $5.1 million gain from the recovery of an investment in liquidation, which was mostly offset by a $2.5 million loss on the sale of securities and approximately $1.2 million in additional income tax expense related to the expected resolution of two pending federal income tax matters.

NONINTEREST EXPENSE

Third-quarter 2007 noninterest expense amounted to $137.4 million, up 14 percent from the third quarter of 2006 and 3 percent from the second quarter of this year. Excluding the acquisitions of Convergent Wealth Advisors and Business Bank of Nevada, noninterest expense grew 5 percent from the third quarter of last year.

City National's efficiency ratio for the third quarter of 2007 was 57.67 percent, compared with 55.65 percent one year ago and 57.73 percent for the second quarter of this year. The year-over-year increase was due primarily to more normalized core deposit pricing and the continued expansion of City National's fee-based businesses, including the addition of Convergent Wealth Advisors.

CREDIT QUALITY

The quality of City National's $11.2 billion loan portfolio remained sound in the third quarter. At September 30, 2007, nonaccrual loans were $26.2 million, compared with $18.8 million at the same time last year and $22.3 million in the second quarter of 2007. Net loan charge-offs were $3.6 million in the third quarter of 2007, compared with net recoveries of $1.9 million in the third quarter of 2006 and net charge-offs of $2.3 million in the second quarter of this year.

Recent upheaval in the credit markets has had an impact on the nation's residential and for-sale housing industry. City National has two housing-related loan portfolios: The company makes loans to residential borrowers and for-sale housing developers. City National's $3.1 billion residential mortgage portfolio contains no subprime credits or option adjustable rate mortgage loans. The company makes mortgage loans as an accommodation to its private banking clients. These loans have an average loan-to-value ratio of 51 percent at origination.

City National's for-sale housing loans represent less than 5 percent of its $11.2 billion loan portfolio. Although today's market conditions are placing additional stress on the housing industry, City National's for-sale housing loans typically are recourse loans to borrowers with significant equity in their projects, most of which are in Southern California.

City National made no provision for credit losses in the third quarter. At September 30, 2007, the allowance for loan and lease losses was $152 million, or 1.36 percent of total loans. Continued organic loan growth and the possible effects of a further weakened economy increase the likelihood of provisioning in the future.

INCOME TAXES

The company's third-quarter 2007 effective tax rate was 38.4 percent, compared to 36.5 percent in the third quarter of last year and 37.0 percent in the second quarter of this year. The increase in the third-quarter effective tax rate from the second quarter of this year is primarily due to additional income tax expense related to the expected resolution of two pending federal income tax matters.

2007 OUTLOOK

City National's management continues to expect earnings per share this year to grow at a rate of between 3 percent and 5 percent as compared with 2006.

CAPITAL LEVELS

City National remains well capitalized. Total risk-based capital and Tier 1 risk-based capital ratios at September 30, 2007 were 12.01 percent and 9.57 percent, respectively, compared with the minimum regulatory standards of 10 percent and 6 percent for "well-capitalized" institutions. City National's Tier 1 leverage ratio at September 30, 2007 was 7.80 percent, well above the regulatory minimum ratio of 5 percent.

Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at June 30, 2007 were 12.28 percent, 9.82 percent and 7.97 percent, respectively.

The period-end ratio of shareholders' equity to total assets at September 30, 2007 was 10.51 percent, compared to 9.91 percent at the same time last year, and 10.26 percent at June 30, 2007.

STOCK REPURCHASE

During the third quarter of 2007, City National repurchased 858,400 of its outstanding shares at an average cost per share of $71.41. Through the first nine months of this year, it bought back 1,137,900 shares at an average cost of $71.62. On August 7, 2007, City National's board of directors authorized the company to repurchase 1 million additional shares of the company's stock, following completion of its previously approved stock buyback initiative. The company is currently authorized to repurchase an additional 919,800 shares.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss results for the third quarter of 2007. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 713-8567 and enter pass code 10279688. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at www.cnb.com. There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through more than 60 offices, including 15 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. The company and its nine investment affiliates manage or administer $59.2 billion in client assets, including $37.1 billion under direct management.

For more information about City National, visit the company's Website at www.cnb.com.

The City National Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in interest rates, (2) significant changes in banking laws or regulations, (3) increased competition in the company's markets, (4) other-than-expected credit losses due to business losses, real estate cycles or other economic events, (5) earthquake or other natural disasters affecting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (7) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (8) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (9) general business and economic conditions, including movements in interest rates, the slope of the yield curve and changes in business formation and growth, commercial real estate development and real estate prices.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2006 and particularly Part I, Item 1A, titled "Risk Factors."

 CITY NATIONAL CORPORATION
 FINANCIAL HIGHLIGHTS
 (unaudited)

                                                 Three Months
                                         -----------------------------
 For The Period Ended September 30,         2007       2006   % Change
 ---------------------------------       -----------------------------

 Per Common Share
   Net Income
     Basic                                 $   1.24   $   1.23       1
     Diluted                                   1.22       1.20       2
   Dividends                                   0.46       0.41      12
   Book value

 Results of Operations: (In millions)
   Interest income                         $    230   $    208      10
   Interest expense                              76         59      28
                                           --------   --------
     Net interest income                        154        149       3
   Net interest income
    (Fully taxable-equivalent)                  158        153       4
   Total revenue                                235        214      10
   Provision for credit losses                   --         --      NM
   Net income                                    60         59       2

 Financial Ratios:
   Performance Ratios:
     Return on average assets                  1.53%      1.61%
     Return on average shareholders'
      equity                                  14.69      16.30
     Period-end shareholders' equity
      to period-end assets
     Net interest margin                       4.42       4.53
     Efficiency ratio                         57.67      55.65

 Asset Quality Ratios:
   Allowance for loan and lease losses to:
     Total loans
     Nonaccrual loans
   Nonperforming assets to:
     Total loans and nonperforming
      assets
     Total assets
   Net (charge-offs)/recoveries to
     Average total loans (annualized)         (0.13)%     0.08%

 Average Balances: (In millions)
   Loans                                   $ 11,191   $ 10,013      12
   Interest-earning assets                   14,200     13,368       6
   Assets                                    15,595     14,545       7
   Core deposits                             10,388      9,906       5
   Deposits                                  12,442     11,905       5
   Interest-bearing liabilities               8,250      7,235      14
   Shareholders' equity                       1,623      1,436      13

                                               Nine Months
                                         -----------------------------
 For The Period Ended September 30,         2007       2006   % Change
 ---------------------------------       -----------------------------

 Per Common Share
   Net Income
     Basic                                 $   3.64   $   3.59       1
     Diluted                                   3.56       3.47       3
   Dividends                                   1.38       1.23      12
   Book value                                 33.99      30.40      12

 Results of Operations: (In millions)
   Interest income                         $    670   $    613       9
   Interest expense                             216        158      37
                                           --------   --------
     Net interest income                        454        455      --
   Net interest income
    (Fully taxable-equivalent)                  467        467      --
   Total revenue                                675        633       7
   Provision for credit losses                   --         (1)   (100)
   Net income                                   176        175      --

 Financial Ratios:
   Performance Ratios:
     Return on average assets                  1.54%      1.59%
     Return on average shareholders'
      equity                                  14.85      16.06
     Period-end shareholders' equity
      to period-end assets                    10.51       9.91
     Net interest margin                       4.46       4.60
     Efficiency ratio                         57.54      55.22
   Capital Adequacy Ratios (Period end):
     Tier 1 leverage                           7.80       8.58
     Tier 1 risk-based capital                 9.57      11.09
     Total risk-based capital                 12.01      14.12

 Asset Quality Ratios:
   Allowance for loan and lease losses to:
     Total loans                               1.36%      1.59%
     Nonaccrual loans                        579.63     847.03
   Nonperforming assets to:
     Total loans and nonperforming
      assets                                   0.23       0.19
     Total assets                              0.17       0.13
   Net (charge-offs)/recoveries to
     Average total loans (annualized)         (0.06)%     0.08%

 Average Balances: (In millions)
   Loans                                   $ 10,921   $  9,848      11
   Interest-earning assets                   13,999     13,564       3
   Assets                                    15,297     14,717       4
   Core deposits                             10,314     10,171       1
   Deposits                                  12,312     11,809       4
   Interest-bearing liabilities               7,992      7,303       9
   Shareholders' equity                       1,582      1,457       9

 Period-End Balances: (In millions)
   Loans                                   $ 11,190   $ 10,020      12
   Assets                                    15,548     14,616       6
   Core deposits                             10,426      9,901       5
   Deposits                                  12,181     11,892       2
   Shareholders' equity                       1,634      1,448      13

 Wealth Management: (In millions) (a)      $ 37,145   $ 27,168      37
    Assets under management
    Assets under management or               59,244     48,276      23
     administration

 (a) Excludes $12.1 billion and $7.8 billion of assets under management for an asset manager in which City National held a minority ownership interest as of September 30, 2007 and
     September 30, 2006, respectively.

 CITY NATIONAL CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (unaudited)
                                             Three Months Ended
                                                September 30,
 (Dollars in thousands                --------------------------------
   except per share data)                2007         2006    % Change
 -----------------------------------  --------------------------------
 Interest income                      $ 230,103    $ 208,432       10
 Interest expense                        76,340       59,625       28
                                      ---------    ---------
   Net Interest Income                  153,763      148,807        3

 Provision for Credit Losses               --           --         NM

 Noninterest Income
  Trust and investment fees              37,488       30,002       25
  Brokerage and mutual fund fees         15,546       13,096       19
  Cash management and
    deposit transaction fees              8,801        7,967       10
  International services                  7,995        6,829       17
  Bank-owned life insurance                 645          685       (6)
  Other service charges and fees          7,251        6,218       17
  Gain on sale of other assets            6,023          268       NM
  Loss on sale of securities             (2,516)        (362)     595
                                      ---------    ---------
   Total noninterest income              81,233       64,703       26

 Noninterest Expense
  Salaries and employee benefits         84,057       75,318       12
  Net occupancy of premises              11,837       10,207       16
  Legal and professional fees             8,614        8,416        2
  Information services                    5,442        4,969       10
  Depreciation                            5,275        4,832        9
  Amortization of intangibles             2,852          (37)      NM
  Marketing and advertising               5,079        4,495       13
  Office services                         3,287        2,623       25
  Equipment                                 867          514       69
  Minority interest expense               2,211        1,808       22
  Other                                   7,913        7,524        5
                                      ---------    ---------
   Total noninterest expense            137,434      120,669       14
                                      ---------    ---------

 Income Before Taxes                     97,562       92,841        5

 Applicable Income Taxes                 37,469       33,847       11
                                      ---------    ---------

 Net Income                           $  60,093    $  58,994        2
                                      =========    =========
 Other Data:
  Earnings per common share - basic   $    1.24    $    1.23        1
  Earnings per common share - diluted $    1.22    $    1.20        2
  Dividends paid per common share     $    0.46    $    0.41       12
  Dividend payout ratio                   37.26%      33.64%     11
  Return on average assets                 1.53%       1.61%     (5)
  Return on average shareholders'
   equity                                 14.69%      16.30%    (10)
  Net interest margin (Fully taxable-
   equivalent)                             4.42%       4.53%     (2)
  Full-time equivalent employees          2,878        2,672        8

                                             Nine Months Ended
                                                September 30,
                                      --------------------------------
                                         2007         2006    % Change
                                      --------------------------------

 Interest income                      $ 670,440    $ 612,905        9
 Interest expense                       216,233      157,617       37
                                      ---------    ---------
   Net Interest Income                  454,207      455,288       (0)

 Provision for Credit Losses                 --         (610)    (100)

 Noninterest Income
  Trust and investment fees             102,565       76,685       34
  Brokerage and mutual fund fees         43,284       37,049       17
  Cash management and
   deposit transaction fees              25,744       23,722        9
  International services                 22,020       19,688       12
  Bank-owned life insurance               2,030        2,296      (12)
  Other service charges and fees         20,630       18,806       10
  Gain on sale of other assets            5,977          268       NM
  Loss on sale of securities             (1,381)        (370)     273
                                      ---------    ---------
   Total noninterest income             220,869      178,144       24

 Noninterest Expense
  Salaries and employee benefits        242,945      220,652       10
  Net occupancy of premises              31,657       28,679       10
  Legal and professional fees            25,925       25,671        1
  Information services                   15,955       14,073       13
  Depreciation                           15,397       14,154        9
  Amortization of intangibles             7,105        3,828       86
  Marketing and advertising              14,860       13,501       10
  Office services                         8,972        7,863       14
  Equipment                               2,382        1,769       35
  Minority interest expense               6,612        4,249       56
  Other                                  22,324       20,725        8
                                      ---------    ---------
   Total noninterest expense            394,134      355,164       11
                                      ---------    ---------

 Income Before Taxes                    280,942      278,878        1

 Applicable Income Taxes                105,151      103,911        1
                                      ---------    ---------

 Net Income                           $ 175,791    $ 174,967        0
                                      =========    =========

 Other Data:
  Earnings per common share - basic   $    3.64    $    3.59        1
  Earnings per common share - diluted $    3.56    $    3.47        3
  Dividends paid per common share     $    1.38    $    1.23       12
  Dividend payout ratio                   38.18%      34.57%     10
  Return on average assets                 1.54%       1.59%     (3)
  Return on average shareholders'
   equity                                 14.85%      16.06%     (8)
  Net interest margin (Fully taxable-
   equivalent)                             4.46%       4.60%     (3)

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)

 (Dollars in                                  2007
  thousands              --------------------------------------------
  except per               Third      Second       First      Year to
  share data)             Quarter     Quarter     Quarter      Date
 -------------------     --------    --------    --------    --------
 Interest Income         $230,103    $226,046    $214,291    $670,440
 Interest Expense          76,340      72,921      66,972     216,233
                         --------    --------    --------    --------
   Net Interest
    Income                153,763     153,125     147,319     454,207

 Provision for
  Credit Losses                --          --          --          --

 Noninterest Income
   Trust and
    investment fees        37,488      34,823      30,254     102,565
   Brokerage and
    mutual fund fees       15,546      13,958      13,780      43,284
   Cash management
    and deposit
    transaction fees        8,801       8,472       8,471      25,744
   International
    services                7,995       7,562       6,463      22,020
   Bank-owned life
    insurance                 645         761         624       2,030
   Other service
    charges and fees        7,251       7,246       6,133      20,630
   Gain (loss) on
    sale of other
    assets                  6,023          --         (46)      5,977
   Gain (loss) on
    sale of
    securities             (2,516)        866         269      (1,381)
                         --------    --------    --------    --------
     Total
      noninterest
      income               81,233      73,688      65,948     220,869

 Noninterest Expense
   Salaries and
    employee
    benefits               84,057      80,904      77,984     242,945
   Net occupancy
    of premises            11,837      10,362       9,458      31,657
   Legal and
    professional
    fees                    8,614       8,590       8,721      25,925
   Information
    services                5,442       5,464       5,049      15,955
   Depreciation             5,275       5,122       5,000      15,397
   Amortization of
    intangibles             2,852       2,623       1,630       7,105
   Marketing and
    advertising             5,079       5,783       3,998      14,860
   Office services          3,287       2,938       2,747       8,972
   Equipment                  867         797         718       2,382
   Minority interest
    expense                 2,211       2,325       2,076       6,612
   Other                    7,913       7,953       6,458      22,324
                         --------    --------    --------    --------
     Total noninterest
      expense             137,434     132,861     123,839     394,134
                         --------    --------    --------    --------

 Income Before Taxes       97,562      93,952      89,428     280,942

 Applicable Income
  Taxes                    37,469      34,799      32,883     105,151

 Net Income              $ 60,093    $ 59,153    $ 56,545    $175,791
                         ========    ========    ========    ========

 Other Data:
   Earnings per
    common share -
    basic                $   1.24    $   1.22    $   1.18    $   3.64
   Earnings per
    common share -
    diluted              $   1.22    $   1.19    $   1.15    $   3.56
   Dividends paid
    per common share     $   0.46    $   0.46    $   0.46    $   1.38
   Dividend payout
    ratio                   37.26%      38.22%      39.11%      38.18%
   Return on average
    assets                   1.53%       1.54%       1.55%       1.54%
   Return on average
    shareholders'
    equity                  14.69%      14.79%      15.10%      14.85%
   Net interest
    margin (Fully
    taxable-
    equivalent)              4.42%       4.47%       4.49%       4.46%
   Full-time
    equivalent
    employees               2,878       2,903       2,800

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)

 (Dollars in                           2006
  thousands    ---------------------------------------------------
  except per    Fourth     Third      Second      First      Full
  share data)   Quarter    Quarter    Quarter    Quarter     Year
 ------------  --------   --------   --------   --------   --------
 Interest
  Income       $213,583   $208,432   $206,249   $198,224   $826,488
 Interest
  Expense        62,788     59,625     52,206     45,786    220,405
               --------   --------   --------   --------   --------
  Net Interest
   Income       150,795    148,807    154,043    152,438    606,083

 Provision for
  Credit
  Losses             --         --       (610)        --       (610)

 Noninterest Income
  Trust and
   investment
   fees          30,777     30,002     24,909     21,774    107,462
  Brokerage and
   mutual fund
   fees          13,309     13,096     12,269     11,684     50,358
  Cash
   management
   and deposit
   transaction
   fees           7,909      7,967      7,691      8,064     31,631
  International
   services       6,486      6,829      6,870      5,989     26,174
  Bank-owned
   life
   insurance        700        685        677        934      2,996
  Other service
   charges and
   fees           6,693      6,218      6,843      5,745     25,499
  Gain on sale
   of other
   assets         2,482        268         --         --      2,750
  Gain (loss)
   on sale of
   securities    (4,130)      (362)      (716)       708     (4,500)
               --------   --------   --------   --------   --------
   Total
    noninterest
    income       64,226     64,703     58,543     54,898    242,370

 Noninterest Expense
  Salaries and
   employee
   benefits      74,499     75,318     73,718     71,616    295,151
  Net occupancy
   of premises   11,562     10,207      9,460      9,012     40,241
  Legal and
   professional
   fees           9,327      8,416      8,481      8,774     34,998
  Information
   services       5,197      4,969      4,592      4,512     19,270
  Depreciation    4,908      4,832      4,662      4,660     19,062
  Amortization
   of
   intangibles    1,456        (37)     1,974      1,891      5,284
  Marketing and
   advertising    5,153      4,495      4,990      4,016     18,654
  Office
   services       2,888      2,623      2,549      2,691     10,751
  Equipment       1,043        514        623        632      2,812
  Minority
   interest
   expense        1,709      1,808      1,213      1,228      5,958
  Other           9,271      7,524      6,910      6,291     29,996
               --------   --------   --------   --------   --------
    Total
     noninterest
     expense    127,013    120,669    119,172    115,323    482,177
               --------   --------   --------   --------   --------

 Income Before
  Taxes          88,008     92,841     94,024     92,013    366,886

 Applicable
  Income Taxes   29,452     33,847     35,283     34,781    133,363
               --------   --------   --------   --------   --------

 Net Income    $ 58,556   $ 58,994   $ 58,741   $ 57,232   $233,523
               ========   ========   ========   ========   ========

 Other Data

  Earnings per
   common share
   - basic     $   1.23   $   1.23   $   1.20   $   1.16   $   4.82
  Earnings per
   common share
   - diluted   $   1.19   $   1.20   $   1.16   $   1.12   $   4.66
  Dividends
   paid per
   common
   share       $   0.41   $   0.41   $   0.41   $   0.41   $   1.64
  Dividend
   payout ratio   33.55%     33.64%     34.43%     35.65%     34.31%
  Return on
   average
   assets          1.58%      1.61%      1.59%      1.57%      1.59%
  Return on
   average
   shareholders'
   equity         15.77%     16.30%     16.20%     15.68%     15.99%
  Net interest
   margin
   (Fully
   taxable-
   equivalent)     4.52%      4.53%      4.65%      4.62%      4.58%
  Full-time
   equivalent
   employees      2,670      2,672      2,648      2,570

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)
                                                 2007
                                --------------------------------------
                                    Third        Second       First
 (In thousands)                    Quarter      Quarter      Quarter
 ----------------------------------------------------------------------
 Assets
  Cash and due from banks       $   462,151  $   513,463  $   494,231

  Federal funds sold                     --      170,000      210,000
  Due from banks -
   interest-bearing                  95,047      139,539       77,214
  Securities-available-for-sale   2,565,754    2,798,538    2,903,546
  Trading account securities        192,162      117,456       35,981
  Loans:
   Commercial                     4,216,048    4,158,131    4,030,601
   Commercial real
    estate mortgages              1,894,753    1,947,218    1,877,695
   Residential mortgages          3,114,335    3,009,546    2,895,516
   Real estate construction       1,391,034    1,309,322    1,263,059
   Equity lines of credit           404,869      409,505      388,279
   Installment                      169,041      185,112      194,448
                                --------------------------------------
     Total loans                 11,190,080   11,018,834   10,649,598
      Allowance for loan
       and lease losses            (152,018)    (157,849)    (161,005)
                                --------------------------------------
     Net loans                   11,038,062   10,860,985   10,488,593
  Premises and equipment, net       110,779      106,672      103,259
  Goodwill and other
   intangibles                      517,396      518,918      420,197
  Other assets                      566,204      570,525      531,026
                                --------------------------------------
     Total assets               $15,547,555  $15,796,096  $15,264,047
                                ======================================

 Liabilities:
  Deposits:
   Noninterest-bearing          $ 5,538,107  $ 5,926,048  $ 5,690,413
   Interest-bearing               6,642,407    7,204,357    6,915,968
                                --------------------------------------
     Total deposits              12,180,514   13,130,405   12,606,381
  Federal funds purchased
   and securities sold under
   repurchase agreements            664,970      269,938      310,738
  Other short-term
   borrowed funds                   326,041       72,818       50,667
  Subordinated debt                 270,066      266,962      270,174
  Other long-term debt              225,598      219,282      224,079
  Minority interest                  29,148       29,029       28,285
  Other liabilities                 217,301      186,212      183,185
                                --------------------------------------
     Total liabilities           13,913,638   14,174,646   13,673,509

 Shareholders' Equity

  Common stock                       50,813       50,825       50,803
  Additional paid-in capital        421,755      419,277      421,990
  Retained earnings               1,345,337    1,307,638    1,271,092
  Accumulated other
   comprehensive loss               (22,631)     (50,609)     (30,940)
  Treasury shares                  (161,357)    (105,681)    (122,407)
                                --------------------------------------
   Total shareholders' equity     1,633,917    1,621,450    1,590,538
                                --------------------------------------
   Total liabilities
    and shareholders' equity    $15,547,555  $15,796,096  $15,264,047
                                ======================================

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)

                                                       2006
                                           ---------------------------
                                              Fourth         Third
 (In thousands)                               Quarter       Quarter
 ------------------------------------      ------------   ------------
 Assets
  Cash and due from banks                   $   423,114    $   457,396
  Federal funds sold                            127,000          3,300
  Due from banks - interest-bearing              60,940         65,323
  Securities-available-for-sale               2,954,372      3,175,230
  Trading account securities                    147,907        116,870
  Loans:
    Commercial                                3,831,212      3,568,082
    Commercial real estate mortgages          1,681,476      1,943,142
    Residential mortgages                     2,869,775      2,830,761
    Real estate construction                  1,397,760      1,095,672
    Equity lines of credit                      404,657        384,830
    Installment                                 201,125        197,871
                                           ------------   ------------
     Total loans                             10,386,005     10,020,358
      Allowance for loan and lease
       losses                                  (155,342)      (159,063)
                                           ------------   ------------
     Net loans                               10,230,663      9,861,295
  Premises and equipment, net                    94,745         88,582
  Goodwill and other intangibles                287,561        298,471
  Other assets                                  558,079        549,152
                                           ------------   ------------
     Total assets                          $ 14,884,381   $ 14,615,619
                                           ============   ============

 Liabilities:
  Deposits:
    Noninterest-bearing                    $  6,002,068   $  5,639,811
    Interest-bearing                          6,170,748      6,252,206
                                           ------------   ------------
      Total deposits                         12,172,816     11,892,017
   Federal funds purchased and
    securities sold under repurchase
    agreements                                  422,903        506,962
   Other short-term borrowed funds               97,525         72,426
   Subordinated debt                            269,848        270,522
   Other long-term debt                         217,569        217,323
   Minority interest                             28,425         28,578
   Other liabilities                            184,380        179,746
                                           ------------   ------------
    Total liabilities                        13,393,466     13,167,574

 Shareholders' Equity
   Common stock                                  50,719         50,729
   Additional paid-in capital                   412,248        404,163
   Retained earnings                          1,264,697      1,225,784
   Accumulated other
     comprehensive loss                         (41,386)       (46,400)
   Treasury shares                             (195,363)      (186,231)
                                           ------------   ------------
    Total shareholders' equity                1,490,915      1,448,045
                                           ------------   ------------
    Total liabilities and shareholders'
     equity                                $ 14,884,381   $ 14,615,619
                                           ============   ============
 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)
                                                       2006
                                           ---------------------------
                                              Second          First
 (In thousands)                               Quarter        Quarter
 ------------------------------------      ------------   ------------
 Assets
  Cash and due from banks                   $   467,076    $   457,156
  Federal funds sold                              1,900              -
  Due from banks - interest-bearing              50,416         48,890
  Securities-available-for-sale               3,211,590      3,850,173
  Trading account securities                    123,418         57,353
  Loans:
    Commercial                                3,496,656      3,668,872
    Commercial real estate mortgages          1,998,925      1,750,139
    Residential mortgages                     2,769,340      2,700,966
    Real estate construction                    999,048        919,816
    Equity lines of credit                      364,312        339,348
    Installment                                 193,474        188,262
                                           ------------   ------------
     Total loans                              9,821,755      9,567,403
      Allowance for loan and lease
       losses                                  (157,580)      (156,482)
                                           ------------   ------------
     Net loans                                9,664,175      9,410,921
  Premises and equipment, net                    84,802         84,884
  Goodwill and other intangibles                298,004        283,642
  Other assets                                  574,547        545,227
                                           ------------   ------------
     Total assets                          $ 14,475,928   $ 14,738,246
                                           ============   ============
 Liabilities:
  Deposits:
    Noninterest-bearing                    $  5,880,630   $  5,945,485
    Interest-bearing                          6,098,200      5,963,044
                                           ------------   ------------
      Total deposits                         11,978,830     11,908,529
   Federal funds purchased and
    securities sold under repurchase
    agreements                                  234,995        526,920
   Other short-term borrowed funds              143,724        151,522
   Subordinated debt                            266,675        269,785
   Other long-term debt                         209,864        213,819
   Minority interest                             27,985         25,225
   Other liabilities                            215,965        173,056

    Total liabilities                        13,078,038     13,268,856

 Shareholders' Equity
   Common stock                                  50,735         50,693
   Additional paid-in capital                   402,476        399,974
   Retained earnings                          1,186,637      1,148,116
   Accumulated other
     comprehensive loss                         (86,931)       (73,248)
   Treasury shares                             (155,027)       (56,145)

    Total shareholders' equity                1,397,890      1,469,390
                                           ------------   ------------
    Total liabilities and shareholders'
     equity                                $ 14,475,928   $ 14,738,246
                                           ============   ============

 CITY NATIONAL CORPORATION
 CREDIT LOSS EXPERIENCE
 (unaudited)
                                              2007
                             --------------------------------------
                              Third     Second    First     Year To
 (Dollars in thousands)      Quarter   Quarter   Quarter     Date
 --------------------------  --------  --------  --------  --------
 Allowance for Loan and
  Lease Losses
 Balance at beginning of
  period                     $157,849  $161,005  $155,342  $155,342

 Allowance of acquired
  institution                      --        --     4,513     4,513

 Net (charge-offs)/
  recoveries:
  Commercial                     (632)   (2,218)    1,247    (1,603)
  Commercial real estate
   mortgages                     (295)       --        --      (295)
  Residential mortgages            --        --        --        --
  Real estate construction     (2,654)       17        18    (2,619)
  Equity lines of credit           --        --        --        --
  Installment                     (10)      (61)      (26)      (97)
                             --------  --------  --------  --------
   Total net (charge-offs)/
    recoveries                 (3,591)   (2,262)    1,239    (4,614)

 Provision for credit
  losses/transfers             (2,240)     (894)      (89)   (3,223)

                             --------  --------  --------  --------
 Balance at end of period    $152,018  $157,849  $161,005  $152,018
                             ========  ========  ========  ========

 Net (Charge-Offs)/
  Recoveries to Average
  Total Loans: (annualized)

  Commercial                    (0.06)%   (0.21)%    0.12%   (0.05)%
  Commercial real estate
   mortgages                    (0.06)%    0.00%    0.00%   (0.02)%
  Residential mortgage           0.00%    0.00%    0.00%    0.00%
  Real estate construction      (0.78)%    0.01%    0.01%   (0.28)%
  Equity lines of credit         0.00%    0.00%    0.00%    0.00%
  Installment                   (0.02)%   (0.13)%   (0.06)%   (0.07)%
   Total loans                  (0.13)%   (0.08)%    0.05%   (0.06)%

 Reserve for Off-Balance
  Sheet Credit Commitments

 Balance at beginning of
  period                     $ 17,832  $ 17,005  $ 16,424  $ 16,424
  Recovery of prior charge-
   off                             --       (67)       --       (67)
  Reserve of acquired
   institution                     --        --       492       492
  Provision for credit
   losses/transfers             2,240       894        89     3,223
                             --------  --------  --------  --------
 Balance at end of period    $ 20,072  $ 17,832  $ 17,005  $ 20,072
                             ========  ========  ========  ========

                                          2006
                    ------------------------------------------------
 (Dollars in         Fourth     Third     Second    First     Full
   thousands)        Quarter   Quarter   Quarter   Quarter    Year
 ------------------ --------  --------  --------  --------  --------
 Allowance for Loan
  and Lease Losses
 Balance at
  beginning
  of period         $159,063  $157,580  $156,482  $153,983  $153,983

 Allowance of
  acquired
  institution             --        --        --        --        --

 Net (charge-offs)/
  recoveries:
  Commercial          (2,665)    1,912     1,122     1,792     2,161
  Commercial real
   estate mortgages      356        --        11       844     1,211
  Residential
   mortgages              --        --        --        --        --
  Real estate
   construction         (666)       18        17        16      (615)
  Equity lines of
   credit                 --       (11)       --        --       (11)
  Installment             26        10        11         4        51
                    --------  --------  --------  --------  --------
   Total net
    (charge-offs)/
    recoveries        (2,949)    1,929     1,161     2,656     2,797

 Provision for
  credit losses/
  transfers             (772)     (446)      (63)     (157)   (1,438)

                    --------  --------  --------  --------  --------
 Balance at end of
  period            $155,342  $159,063  $157,580  $156,482  $155,342
                    ========  ========  ========  ========  ========

 Net (Charge-Offs)/
  Recoveries to
  Average Total
  Loans: (annualized)

  Commercial           (0.28)%    0.21%    0.12%    0.19%    0.06%
  Commercial real
   estate mortgages     0.07%    0.00%    0.00%    0.20%    0.07%
  Residential
   mortgage             0.00%    0.00%    0.00%    0.00%    0.00%
  Real estate
   construction        (0.24)%    0.01%    0.01%    0.01%   (0.06)%
  Equity lines of
   credit               0.00%   (0.01)%    0.00%    0.00%   (0.00)%
  Installment           0.05%    0.02%    0.02%    0.01%    0.03%
   Total loans         (0.11)%    0.08%    0.05%    0.11%    0.03%

 Reserve for Off-
  Balance Sheet
  Credit Commitments

 Balance at
  beginning of
  period            $ 15,652  $ 15,206  $ 15,753  $ 15,596  $ 15,596
  Recovery of prior
   charge-off             --        --        --        --        --
  Reserve of
   acquired
   institution            --        --        --        --        --
  Provision for
   credit losses/
   transfers             772       446      (547)      157       828
                    --------  --------  --------  --------  --------
 Balance at end of
  period            $ 16,424  $ 15,652  $ 15,206  $ 15,753  $ 16,424
                    ========  ========  ========  ========  ========

 CITY NATIONAL CORPORATION
 NONPERFORMING ASSETS
 (unaudited)
                                                   2007
                                    ---------------------------------
                                      Third       Second       First
 (Dollars in thousands)              Quarter      Quarter     Quarter
 --------------------------         ---------    --------    --------
 Nonaccrual Loans
   Commercial                       $   7,673   $   3,998   $   7,024
   Commercial real estate mortgages     1,970       4,732       4,783
   Residential mortgages                  394         378          --
   Real estate construction            15,513      12,566      11,199
   Equity lines of credit                 502         452         362
   Installment                            175         182          49
                                    ---------    --------    --------
     Total nonaccrual loans            26,227      22,308      23,417

 Other Nonperforming Assets                --          --          --
                                    ---------    --------    --------

  Total nonperforming assets        $  26,227   $  22,308   $  23,417
                                    =========   =========   =========
 Loans 90 Days or More Past Due
  on Accrual Status                 $      --     $    --   $     199

 Allowance for loan and lease
  losses as a percentage of:
   Nonaccrual loans                    579.63%     707.58%     687.55%
   Total nonperforming assets          579.63%     707.58%     687.55%
   Total loans                           1.36%       1.43%       1.51%

 Nonaccrual loans as a percentage
  of total loans                         0.23%       0.20%       0.22%

 Nonperforming assets as a
  percentage of:
   Total loans and other
    nonperforming assets                 0.23%       0.20%       0.22%
   Total assets                          0.17%       0.14%       0.15%

                                              2006
                           ------------------------------------------
                            Fourth      Third     Second      First
 (Dollars in thousands)     Quarter     Quarter   Quarter    Quarter
 ------------------------- ---------  ---------  ---------  ---------
 Nonaccrual Loans
   Commercial              $   2,977  $  10,416  $   6,691  $   5,642
   Commercial real estate
    mortgages                  4,849      8,094      3,644        923
   Residential mortgages          --         --         --         --
   Real estate construction   12,678         --      4,617      7,492
   Equity lines of credit         --         --         --         --
   Installment                   379        269         49        498
                           ---------  ---------  ---------  ---------
     Total nonaccrual loans   20,883     18,779     15,001     14,555

 Other Nonperforming Assets       --         --         --         --
                           ---------  ---------  ---------  ---------

  Total nonperforming
   assets                  $  20,883  $  18,779  $  15,001  $  14,555
                           =========  =========  =========  =========

 Loans 90 Days or More Past
  Due on Accrual Status    $     337  $      27  $      18  $      --

 Allowance for loan and
  lease losses as a
  percentage of:
   Nonaccrual loans           743.88%    847.03%  1,050.47%  1,075.11%
   Total nonperforming
    assets                    743.88%    847.03%  1,050.47%  1,075.11%
   Total loans                  1.50%      1.59%      1.60%      1.64%

 Nonaccrual loans as a
  percentage of total loans     0.20%      0.19%      0.15%      0.15%

 Nonperforming assets as a
  percentage of:
   Total loans and other
    nonperforming assets        0.20%      0.19%      0.15%      0.15%
   Total assets                 0.14%      0.13%      0.10%      0.10%

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)
 (Dollars in millions)                             2007
                                     ---------------------------------
                                      Third Quarter    Second Quarter
                                     ----------------  ---------------
                                     Average  Average  Average Average
                                     Balance   Rate    Balance   Rate
                                     -------   ----    -------   ----
 Assets
 Interest-earning assets
  Loans
   Commercial                        $ 4,303   7.42%   $ 4,275   7.37%
   Commercial real estate mortgages    1,897   7.31      1,932   7.36
   Residential mortgages               3,063   5.59      2,975   5.49
   Real estate construction            1,344   8.61      1,234   8.88
   Equity lines of credit                406   7.63        404   7.71
   Installment                           178   7.35        191   7.51
                                     -------           -------
   Total loans                        11,191   7.04     11,011   7.05
  Due from banks - interest-bearing       98   3.12         89   2.70
  Federal funds sold and securities
   purchased under resale agreements      10   5.33         24   5.27
  Securities available-for-sale        2,748   4.79      2,873   4.74
  Trading account securities              84   5.23         72   5.23
  Other interest-earning assets           69   6.15         60   6.36
                                     -------           -------
   Total interest-earning assets      14,200   6.55     14,129   6.54
  Allowance for loan and lease losses   (157)             (162)
  Cash and due from banks                434               445
  Other assets                         1,118             1,041
                                     -------           -------
   Total assets                      $15,595           $15,453
                                     =======           =======
    Liabilities and
  Shareholders' Equity

 Interest-bearing deposits
  Interest checking accounts         $   778   0.68%   $   804   0.56%
  Money market accounts                3,748   3.16      3,721   3.10
  Savings deposits                       146   0.49        149   0.48
  Time deposits - under $100,000         232   4.05        274   3.79
  Time deposits - $100,000 and over    2,054   4.75      2,066   4.81
                                     -------           -------
   Total interest-bearing deposits     6,958   3.32      7,014   3.28

  Federal funds purchased and
   securities sold under repurchase
   agreements                            672   4.99        486   5.11
  Other borrowings                       620   6.14        612   6.09
                                     -------           -------
   Total interest-bearing liabilities  8,250   3.67      8,112   3.61
 Noninterest-bearing deposits          5,484             5,556
 Other liabilities                       238               181
 Shareholders' equity                  1,623             1,604
                                     -------           -------
   Total liabilities and
    shareholders' equity             $15,595           $15,453
                                     =======           =======

 Net interest spread                           2.88%             2.93%
                                               ====              ====
 Net interest margin                           4.42%             4.47%
                                               ====              ====
 Average prime rate                            8.18%             8.25%
                                               ====              ====

                                                    2007
                                     ----------------------------------
                                       First Quarter     Year to Date
                                     ----------------  ----------------
                                     Average  Average  Average  Average
                                     Balance   Rate    Balance   Rate
                                     -------   ----    -------   ----
 Assets
  Interest-earning assets
   Loans
    Commercial                       $ 4,146   7.25%   $ 4,242   7.35%
    Commercial real estate mortgages   1,758   7.39      1,863   7.35
    Residential mortgages              2,885   5.40      2,975   5.49
    Real estate construction           1,181   8.73      1,253   8.74
    Equity lines of credit               394   7.86        401   7.73
    Installment                          191   7.64        187   7.50
                                     -------           -------
    Total loans                       10,555   6.99     10,921   7.02
   Due from banks - interest-bearing      73   2.28         87   2.74
   Federal funds sold and securities
    purchased under resale agreements     14   5.36         16   5.31
   Securities available-for-sale       2,917   4.71      2,845   4.75
   Trading account securities             54   6.09         71   5.45
   Other interest-earning assets          48   5.96         59   6.17
                                     -------           -------
    Total interest-earning assets     13,661   6.48     13,999   6.52
   Allowance for loan and lease
    losses                              (157)             (159)
   Cash and due from banks               422               433
   Other assets                          910             1,024
                                     -------           -------
    Total assets                     $14,836           $15,297
                                     =======           =======

 Liabilities and Shareholders' Equity
  Interest-bearing deposits
   Interest checking accounts        $   749   0.48%   $   777   0.57%
   Money market accounts               3,419   2.98      3,631   3.08
   Savings deposits                      155   0.47        150   0.48
   Time deposits - under $100,000        232   4.10        246   3.97
   Time deposits - $100,000 and over   1,872   4.72      1,998   4.76
                                     -------           -------
     Total interest-bearing deposits   6,427   3.18      6,802   3.26

   Federal funds purchased and
    securities sold under repurchase
    agreements                           582   5.27        580   5.11
   Other borrowings                      599   6.15        610   6.13
                                     -------           -------
     Total interest-bearing
      liabilities                      7,608   3.57      7,992   3.62
  Noninterest-bearing deposits         5,489             5,510
  Other liabilities                      220               213
  Shareholders' equity                 1,519             1,582
                                     -------           -------
     Total liabilities and
      shareholders' equity           $14,836           $15,297
                                     =======           =======
 Net interest spread                           2.91%             2.90%
                                               ====              ====
 Net interest margin                           4.49%             4.46%
                                               ====              ====
 Average prime rate                            8.25%             8.23%
                                               ====              ====

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)
 (Dollars in millions)
                                            2006
                      ------------------------------------------------
                      Fourth Quarter   Third Quarter    Second Quarter
                      --------------  ---------------  ---------------
 (Dollars in          Average Average  Average Average Average  Average
  millions)           Balance  Rate    Balance   Rate  Balance   Rate
 ---------------      -------  ----    -------   ----  -------   ----
 Assets

 Interest-earning
  assets
   Loans
    Commercial        $ 3,718   7.06% $  3,637   7.02% $ 3,868    6.83%
    Commercial real
     estate mortgages   1,962   7.56     1,935   7.45    1,794    7.58
     Residential
      mortgages         2,852   5.40     2,801   5.38    2,737    5.31
     Real estate
      construction      1,121   8.89     1,071   8.95      957    8.82
     Equity lines of
      credit              397   7.86       375   7.91      352    7.63
     Installment          195   7.56       194   7.58      195    7.72
                      -------         --------         -------
     Total loans       10,245   6.92    10,013   6.88    9,903    6.79
   Due from banks -
    interest-bearing       68   2.04        61   1.81       46    1.66
   Federal funds sold
    and securities pur
    chased under resale
    agreements             54   5.28         3   7.13       51    4.77
   Securities available-
    for-sale            3,122   4.65     3,191   4.65    3,529    4.56
   Trading account
    securities             49   5.32        54   5.22       52    6.61
   Other interest-
    earning assets         47   5.64        46   5.45       46    5.40
                      -------         --------         -------
     Total interest-
      earning assets   13,585   6.35    13,368   6.30   13,627    6.19
   Allowance for loan
    and lease losses     (159)            (158)           (157)
   Cash and due from
    banks                 407              428             443
   Other assets           879              907             869
                      -------         --------         -------
     Total assets     $14,712         $ 14,545         $14,782
                      =======         ========         =======

    Liabilities and
  Shareholders' Equity

  Interest-bearing
   deposits
    Interest checking
     accounts         $   762   0.43% $    706   0.36% $   757    0.27%
    Money market
     accounts           3,252   2.75     3,224   2.57    3,352    2.13
    Savings deposits      160   0.48       163   0.41      174    0.37
    Time deposits -
     under $100,000       197   4.07       184   3.73      176    3.16
    Time deposits -
     $100,000 and over  1,969   4.65     1,999   4.56    1,652    4.05
                      -------         --------          ------
    Total interest-
     bearing deposits   6,340   3.04     6,276   2.93    6,111    2.40

   Federal funds pur-
    chased and
    securities sold
    under repurchase
    agreements            416   5.24       401   5.26      546    4.93
   Other borrowings       554   6.19       558   5.63      652    5.51
                      -------         --------         -------
    Total interest-
     bearing lia-
     bilities           7,310   3.41     7,235   3.27    7,309    2.86
  Noninterest-bearing
   deposits             5,711            5,629           5,820
  Other liabilities       218              245             199
  Shareholders'
   equity               1,473            1,436           1,454
                      -------         --------         -------
    Total liabilities
     and shareholders'
     equity           $14,712         $ 14,545         $14,782
                      =======         ========         =======
 Net interest spread            2.94%            3.03%            3.33%
                                ====             ====             ====
 Net interest margin            4.52%            4.53%            4.65%
                                ====             ====             ====
 Average prime rate             8.25%            8.25%            7.90%
                                ====              ====            ====

                                                   2006
                                     ----------------------------------
                                      First Quarter     Year to Date
                                     ----------------  ----------------
                                     Average  Average  Average  Average
                                     Balance    Rate   Balance    Rate
                                     -------    ----   -------    ----
 Assets
  Interest-earning assets
   Loans
    Commercial                       $ 3,789    6.62%  $ 3,752    6.88%
    Commercial real estate mortgages   1,743    7.35     1,859    7.49
    Residential mortgages              2,664    5.27     2,764    5.34
    Real estate construction             898    8.36     1,013    8.77
    Equity lines of credit               334    7.17       365    7.66
    Installment                          197    7.41       195    7.57
                                     -------           -------
    Total loans                        9,625    6.60     9,948    6.80
   Due from banks - interest-bearing      44    1.38        55    1.77
   Federal funds sold and securities
    purchased under resale agreements     13    4.32        30    5.01
   Securities available-for-sale       3,926    4.48     3,439    4.58
   Trading account securities             44    5.26        50    5.61
   Other interest-earning assets          47    5.23        47    5.43
                                     -------           -------
     Total interest-earning assets    13,699    5.98    13,569    6.20
   Allowance for loan and lease
    losses                              (155)             (157)
   Cash and due from banks               439               429
   Other assets                          844               875
                                     -------           -------
     Total assets                    $14,827           $14,716
                                     =======           =======
 Liabilities and Shareholders' Equity
  Interest-bearing deposits
   Interest checking accounts        $   808    0.23%  $   758    0.32%
   Money market accounts               3,388    1.81     3,304    2.31
   Savings deposits                      179    0.37       169    0.41
   Time deposits - under $100,000        180    2.77       184    3.45
   Time deposits - $100,000 and over   1,254    3.40     1,721    4.26
                                     -------           -------
     Total interest-bearing deposits   5,809    1.92     6,136    2.59

   Federal funds purchased and
    securities sold under repurchase
    agreements                           809    4.48       542    4.89
   Other borrowings                      749    5.09       627    5.57
                                     -------           -------
     Total interest-bearing
      liabilities                      7,367    2.52     7,305    3.02
  Noninterest-bearing deposits         5,779             5,734
  Other liabilities                      200               216
  Shareholders' equity                 1,481             1,461
                                     -------           -------
      Total liabilities and
       shareholders' equity          $14,827           $14,716
                                     =======           =======
 Net interest spread                            3.46%             3.18%
                                                ====              ====
 Net interest margin                            4.62%             4.58%
                                                ====              ====
 Average prime rate                             7.43%             7.96%
                                                ====              ====

 CITY NATIONAL CORPORATION
 CAPITAL AND CREDIT RATING DATA
 (unaudited)                                    2007
                              ----------------------------------------
                               Third     Second      First     Year To
                              Quarter    Quarter    Quarter      Date
                              -------    -------    -------    -------
 Per Common Share:
 ----------------
  Shares Outstanding
   (in thousands):
    Average - Basic            48,345     48,675     47,968     48,331
    Average - Diluted          49,408     49,838     49,087     49,447
    Period-End                 48,064     48,831     48,602
 Book Value                   $ 33.99    $ 33.21    $ 32.73
 Price:
  High                        $ 78.00    $ 78.39    $ 75.39    $ 78.39
  Low                           69.00      72.30      68.00      68.00
  Period-end                    69.51      76.09      73.60

 Capital Ratios
 (Dollars in millions):
 ----------------------
 Risk-based capital
  Risk-adjusted assets        $12,234    $12,067    $11,618
  Tier I capital              $ 1,171    $ 1,185    $ 1,234
   Percentage of risk
    adjusted assets              9.57%      9.82%     10.62%
  Total capital               $ 1,470    $ 1,481    $ 1,524
   Percentage of
    risk adjusted
    assets                      12.01%     12.28%     13.12%
  Tier I leverage ratio          7.80%      7.97%      8.59%
  Period-end share-
   holders' equity
   to total period-
   end assets                   10.51%     10.26%     10.42%
  Period-end tangible
   shareholders' equity
   to total period-end
   tangible assets               7.43%      7.22%      7.88%
  Average shareholders'
   equity to total
   average assets               10.41%     10.38%     10.24%     10.34%
  Average tangible
   shareholders' equity
   to total average
   tangible assets               7.33%      7.67%      8.18%      7.72%

                                           2006
                       -----------------------------------------------
                       Fourth     Third    Second     First     Full
                       Quarter   Quarter   Quarter   Quarter    Year
                       -------   -------   -------   -------   -------
 Per Common Share:
 -----------------
  Shares Outstanding
   (in thousands):
  Average - Basic       47,573    47,919    48,957    49,484    48,477
  Average - Diluted     49,012    49,318    50,654    51,309    50,063
  Period-End                      47,492    47,639    48,115    49,535
 Book Value            $ 31.39   $ 30.40   $ 29.05   $ 29.66
 Price:
  High                 $ 71.29   $ 68.41   $ 78.25   $ 78.25   $ 78.25
  Low                    65.34     63.69     60.02     71.95     60.02
  Period-end             71.20     67.06     65.09     76.79

 Capital Ratios
  (Dollars in
   millions):
 --------------
 Risk-based capital
  Risk-adjusted
   assets              $11,411   $10,999   $10,811   $10,473
  Tier I capital       $ 1,256   $ 1,219   $ 1,211   $ 1,284
   Percentage of risk
    adjusted assets      11.09%    11.09%    11.20%    12.26%
  Total capital        $ 1,544   $ 1,554   $ 1,542   $ 1,614
   Percentage of risk
    adjusted assets      13.60%    14.12%    14.26%    15.41%
  Tier I leverage
   ratio                  8.81%     8.58%     8.38%     8.85%
  Period-end share-
   holders' equity
   to total period-
   end assets            10.02%     9.91%     9.66%     9.97%
  Period-end tangible
   shareholders' equity
   to total period-end
   tangible assets        8.24%     8.03%     7.76%     8.20%
  Average shareholders'
   equity to total
   average assets        10.01%     9.87%     9.84%     9.99%     9.93%
  Average tangible
   shareholders' equity
   to total average
   tangible assets        8.16%     7.99%     8.04%     8.23%     8.10%

 Senior Debt Credit Ratings
 --------------------------
  For The Period Ended September 30, 2007
                                                 Standard &
                              Moody's    Fitch     Poor's     DBRS
                              -------    -----   ----------   -----
 City National Bank             Aa3        A-        A        A (high)
 City National Corporation       A1        A-        A-         A

CONTACT:  City National
          Financial/Investors
          Christopher J. Carey
            310.888.6777
            Chris.Carey@cnb.com
          Media
          Cary Walker
            213.673.7615
            Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PDT
          866.713.8567
          Pass Code: 10279688